UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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___________________________________________

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)

___________________________________________

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BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP
c/o Arch Street VIII, Inc.
101 Arch Street
Boston, Massachusetts 02110-1106
(617) 439-3911

We are not asking you for a written consent or a proxy and we are requesting that you not send a written consent or proxy.

Dear Limited Partner:

On behalf of Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership (the “Partnership” or “Fund IV”), we are writing to inform you of (i) a meeting to be held at the request of Bond Purchase, LLC (“Bond Purchase”), a holder of at least 10 percent of the outstanding limited partnership units of the Partnership and (ii) Bond Purchase’s submission (“the Submission”) of a proposed amendment (the “Amendment”) to the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) for a vote by written consent of the limited partners of the Partnership (the “Limited Partners”). The Managing General Partner recommends that you do not provide consent to the amend the Partnership Agreement. The meeting will take place on March 14, 2008 at 3:00 p.m. EST at 101 Arch Street, Boston, MA 02110.

Pursuant to Section 10.1 of our Partnership Agreement, a holder of at least 10 percent of the outstanding limited partnership units of the Partnership may request that the Managing General Partner of the Partnership, Arch Street VIII, Inc., call a meeting of Limited Partners. Section 10.1 also permits a holder of at least 10 percent of the outstanding limited partnership units of the Partnership to request a vote of limited partners by written consent without a meeting. In our capacity as Managing General Partner of the Partnership (the “Managing General Partner”), we are calling a meeting (the “Meeting”) of the Limited Partners of the Partnership, to discuss several matters requested by Bond Purchase and vote on the following resolution:

•
“Resolved, that (i) the Partnership is authorized to liquidate and dissolve, which would include the sale or disposal of the Partnership’s remaining interests in Local Limited Partnerships which, in turn, own apartment and other housing complexes (the “Properties”) or the sale or disposal of the Properties directly without the further consent of the Limited Partners to sell any of the Local Limited Partnership interests of the Properties and (ii) once the liquidation of the Local Limited Partnerships or the Properties is completed, the Partnership will promptly make a final cash distribution to the Limited Partners.”

In addition, Bond Purchase has requested that Limited Partners vote by written consent without a meeting on an amendment to the Partnership Agreement that will require a vote by Limited Partners prior to the sale of each of the remaining seven properties held by the Partnership. Approval of the proposed Amendment will require an affirmative vote of a majority of the 68,043 outstanding Limited Partner units.

The Managing General Partner is obligated by the Partnership Agreement to make the Submission and to call the Meeting. THE MANAGING GENERAL PARTNER DOES NOT ENDORSE THE AMENDMENT AND RECOMMENDS THAT YOU DO NOT RETURN ANY WRITTEN CONSENT TO BOND PURCHASE. THE MANAGING GENERAL PARTNER DOES NOT RECOMMEND THAT YOU ATTEND THE MEETING.

The Managing General Partner requested that Bond Purchase withdraw its request for a meeting and separate vote by written consent on the grounds that each is not in the best interests of the Partnership, for at least the following reasons:

•
We are already in the process of disposing of the remaining seven properties held by the Partnership, with the intent to maximize investor returns. Bond Purchase’s Amendment would likely delay the dissolution of the Partnership and postpone any cash distribution to you and your fellow Limited Partners by requiring expensive and time consuming Limited Partner votes before the sale or disposition of each remaining Partnership property.

•	Most, if not all, of the information that Bond Purchase seeks has been provided repeatedly to the Limited Partners of the Partnership.
•
The meeting may cost upwards of $25,000.00, which is a needless expense given that the Managing General Partner has repeatedly indicated that it is nearing the end of the process of selling the assets of the Partnership in an orderly fashion to try to maximize the return to investors.

•
It is unlikely that the holders of a majority of the outstanding units necessary to establish a “quorum” will be present at any meeting - thus no special meeting and no vote of the Limited Partners can take place.

•
If the meeting is held, the Managing General Partner will be constrained by U.S. Securities and Exchange Commission Regulation FD in connection with the disclosure of information concerning the Partnership. Therefore, before disclosing any material, non-public information, the Managing General Partner would require any persons present for the special meeting to sign a confidentiality agreement.

The Managing General Partner believes that, in part, the motive for Bond Purchase to call this meeting and consent solicitation is to continue the past practices of Bond Purchase and its allies to delay the sale the sale of the Partnership’s assets for their own benefit. Allies to Bond Purchase have recently filed consent solicitations and tender offers in the pursuit of similar objectives.

In connection with the Amendment and Meeting requested by Bond Purchase, enclosed is a copy of the Information Statement for your consideration. This document describes the Amendment and Meeting request in greater detail. THE MANAGING GENERAL PARTNER DOES NOT ENDORSE THE AMENDMENT OR ANY OF THE PURPOSES OR ACTIONS PROPOSED TO BE TAKEN AT THE MEETING—SUCH PURPOSES AND ACTIONS ARE BEING PROPOSED SOLELY BY BOND PURCHASE.

The Managing General Partner recognizes that you have received a significant amount of information about the Partnership in the last several months, and we sincerely appreciate all of the support that we have received from the Limited Partners and we want to assure you that we will continue to act in the best interests of the Fund.

Sincerely,

Arch Street VIII, Inc.
as Managing General Partner of
Boston Financial Qualified Housing Tax Credit
L.P. IV, A Limited Partnership

If you have any questions please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
Tel: (212) 929-5500
Call Toll Free: (800) 322-2885
Email: proxy@mackenziepartners.com

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP
c/o Arch Street VIII, Inc.
101 Arch Street
Boston, Massachusetts 02110-1106
(617) 439-3911

INFORMATION STATEMENT

This Information Statement is dated February [ ], 2008 and is first being mailed to Limited Partners on or about that date.

We are not asking you for a written consent or a proxy and we are requesting that you not send a written consent or proxy.

This Information Statement is being mailed to the holders of units of limited partnership interests of Boston Financial Qualified Housing Tax Credits L.P. IV, a Massachusetts limited partnership (the “Partnership”), on or about February [ ], 2008. This Information Statement is being delivered by Arch Street VIII, Inc., in its capacity as Managing General Partner of the Partnership (the “Managing General Partner”) on behalf of Bond Purchase, LLC (“Bond Purchase”), a holder of at least 10 percent of the outstanding limited partnership units, to:

•	submit an amendment to the Partnership Agreement (the “Amendment”) for a vote by written consent of the limited partners of the Partnership (the “Submission”); and

•	call a meeting (the “Meeting”) of the limited partners of the Partnership (the “Limited Partners”).

Pursuant to Section 10.1 of our Partnership Agreement, a holder of at least 10 percent of the outstanding limited partnership units of the Partnership may request that the Managing General Partner call a meeting of Limited Partners. Section 10.1 also permits a holder of at least 10 percent of the outstanding limited partnership units of the Partnership to request a vote of limited partners by written consent without a meeting. The meeting was requested by Bond Purchase and will be held at the Partnership’s offices located at 101 Arch Street, Boston, Massachusetts at [10:00] a.m. on Friday, [March 14], 2008. A majority of the outstanding limited partnership units is necessary to constitute a quorum for the meeting and to approve the proposed Amendment.

The Managing General Partner is obligated by the Partnership Agreement to make the Submission and to call the Meeting. The Managing General Partner reserves the right to cancel the Meeting if Bond Purchase withdraws its request for the Meeting. THE MANAGING GENERAL PARTNER DOES NOT ENDORSE THE AMENDMENT AND DOES NOT RECOMMEND THAT YOU ATTEND THE MEETING OR PROVIDE ANY CONSENT TO BOND PURCHASE.

Although the Managing General Partner is obligated to deliver a notice for this meeting under the terms of the Partnership Agreement, the Managing General Partner believes that the timing of this meeting is ill-advised and not in the best interests of the Limited Partners or the Partnership. We have requested that Bond Purchase withdraw its request for a special meeting and separate vote by written consent for the reasons discussed below in the section entitled, “Proposed Meeting by Bond Purchase.”

Proposed Action by Written Consent Without a Meeting

In a letter to us dated, January 16, 2008, Bond Purchase requested that the Managing General Partner submit a proposal for a vote by written consent without a meeting to amend Section 5.4.2 of the Partnership Agreement as follows:

By adding:
(v) Sell, transfer or otherwise dispose of any Local Limited Partnership Interest or approve the sale, transfer or disposal of a substantial portion of any Local Limited Partnership’s assets, to the extent the Partnership or an Affiliated Person has any control over such sale, transfer or disposal.

We believe the proposed amendment would significantly increase the cost to the Partnership of disposing of the remaining Properties and hinder the Partnership’s ability and flexibility to favorably sell or dispose of its assets because it would require the Partnership to undertake the expense, time and distraction of soliciting consents from Limited Partners each time the Managing General Partner believed it to be in the best interests of the Partnership and the Limited Partners to sell a Property.

Although we are obligated under the terms of the Partnership Agreement to submit this proposal for a vote by Limited Partners, we are not asking you to provide us a written consent to vote on the Amendment and we recommend against providing a written consent to Bond Purchase to approve this Amendment.

Proposed Meeting By Bond Purchase

In its January 16 letter, Bond Purchase also requested that the Managing General Partner call a meeting of Limited Partners to have the Limited Partners vote on the following resolutions relating to the sale of Partnership properties:

“Resolved, that (i) the Partnership is authorized to liquidate and dissolve, which would include the sale or disposal of the Partnership’s remaining interests in Local Limited Partnerships which, in turn, own apartment and other housing complexes (the “Properties”) or the sale or disposal of the Properties directly without the further consent of the Limited Partners to sell any of the Local Limited Partnership interests of the Properties and (ii) once the liquidation of the Local Limited Partnerships or the Properties is completed, the Partnership will promptly make a final cash distribution to the Limited Partners.”

The letter from Bond Purchase also requested the Meeting for the following purposes:

1) To have the General Partner provide a detailed calculation of lost interest of $428,533. This would include interest rate and daily balances, including an explanation as to why there has been no lost interest from January 2005 to November 2007.

2) To have the General Partner explain which law firm represents the Partnership and which law firm represents the General Partner.

3)  To have the General Partner reveal which law firm did not timely submit billings.

4) To have the General Partner explain why it is attempting to liquidate and dissolve the partnership without a vote of the limited partners.

5) To have the General Partner provide appropriate verification that no partnership funds are being spent to defend the General Partner’s negligence and misconduct regarding the Lost Interest.

6)  To have the General Partners reveal if any ex-employees or principals of MMA or Boston Financial have purchased any partnership assets.

7)  To have the General Partner explain why their banking relationship that caused the Lost Interest is not a breach of their fiduciary duty.
_________________

Your Managing General Partners has requested that Bond Purchase withdraw its request for a special meeting and separate vote by written consent for at least the following reasons:

•
We are already in the process of disposing of the remaining seven properties held by the Partnership, with the intent to maximize investor returns. Bond Purchase’s Amendment would likely delay the dissolution of the Partnership and postpone any cash distribution to you and your fellow Limited Partners by requiring expensive and time consuming Limited Partner votes before the sale or disposition of each remaining Partnership property.

•	Most, if not all, of the information that Bond Purchase seeks has been provided repeatedly to the Limited Partners of the Partnership.
•
The Meeting, including preparation of this Information Statement, may cost upwards of $25,000.00, which is a needless expense given that the Managing General Partner has repeatedly indicated that it is nearing the end of the process of selling the assets of the Partnership in an orderly fashion to try to maximize the return to investors. Additional costs such as these come directly out of the Partnership and result in fewer assets available to Limited Partners.

•
It is unlikely that the holders of a majority of the outstanding units necessary to establish a “quorum” will be present at any meeting. If a quorum is not present at the time of the meeting, under the Partnership Agreement, a meeting cannot occur and no vote of the Limited Partners can take place.

•
If the Meeting is held, the Managing General Partner will be constrained by U.S. Securities and Exchange Commission Regulation FD in connection with the disclosure of certain information concerning the Partnership. Therefore, before disclosing any material, non-public information, the Managing General Partner would require any persons present for the special meeting to sign a confidentiality agreement.

As Limited Partners, you should be aware that the Managing General Partner does not endorse any of the purposes or actions proposed to be taken at the meeting. The Managing General Partner, by calling the meeting as required under the partnership agreement, is not agreeing to participate in or attend the meeting. We are not recommending that Limited Partners attend the meeting.

We are required to deliver this Information Statement to you under the rules of the Securities and Exchange Commission. We are not asking for you to complete a proxy card and you are requested not to send us or Bond Purchase a proxy.

What You Should Know About Bond Purchase and David L. Johnson

Bond Purchase is a member of an investing group that is, and has been, hostile to the general partner. Bond Purchase in the past has been closely aligned with an investing group that includes Paco Development, L.L.C. (“Paco”), McDowell Investments, L.P. (“McDowell”), Anise, L.L.C. (“Anise”), Everest Housing Investors 2, LP (“Everest”) and Park G.P., Inc. (“Park”) (together, the “Group”). The members of the Group have exhibited a pack mentality” in coordinating their attacks against the General Partner. For instance, in 2006 members of this Group, headed by Mr. David Johnson, attempted to remove the current General Partners and replace them with an Everest entity. Several Group members also filed with the Securities and Exchange Commission a Schedule 13D that acknowledged that they were part of a group coordinating action to (i) seek to remove the Partnership’s current General Partners and replace them with an Everest entity, and (ii) vote against the current Managing General Partner’s consent solicitation seeking Limited Partner approval of a plan to sell the remaining assets of the Partnership.

More recently, McDowell filed a lawsuit in the District Court of Johnson County, Kansas against the Partnership and its General Partners. We believe that the lawsuit is designed to interfere with the sale of Leawood Manor Apartments (“Leawood Manor”), a property owned by a local limited partnership of which the Partnership holds a majority of the limited partnership interests.

We believe that McDowell’s intent in filing the lawsuit is to drive down the price of Leawood Manor for the benefit of one of its business allies, Maxus Realty Trust, Inc. (“Maxus”). Maxus is also closely aligned with several Group members. Maxus recently submitted a bid on Leawood Manor but was outbid by several other bidders by a significant amount. Once it became clear that Maxus would not succeed in its bid, McDowell filed the lawsuit with the District Court. This is representative of the type of actions carried out by Bond Purchase and its allies. The objectives of Bond Purchase and its allies with respect to the Properties may differ from the best interests of the Partnership.

The Managing General Partner believes that, in part, the motive for Bond Purchase to call this meeting and consent solicitation is to continue the past practices of Bond Purchase and its allies to delay the sale the sale of the Partnership’s assets for their own benefit. Allies to Bond Purchase have recently filed consent solicitations and tender offers attempting to gain control of the Partnership. Only when these methods proved unsuccessful did McDowell file the lawsuit.

Bond Purchase’s Tax and Investment Considerations May Differ From Most Limited Partners

Furthermore, Bond Purchase’s tax considerations regarding its ownership of Partnership units may differ significantly from that of the typical investor in the Partnership. We believe that Bond Purchase’s different tax considerations is another reason for its proposed Amendment and request for the Meeting, and may limit the Partnership’s ability to sell its assets at the optimal sales prices.

Bond Purchase is a secondary market investor which purchased most of its units in the Partnership within the last few years. The primary benefit of an original investment in the Partnership was the tax credits and tax losses which Limited Partners could use to offset income from other sources. Bond Purchase bought most of its Units in the Partnership after the Partnership ceased generating significant tax credits for its Limited Partners.

Therefore, Bond did not make its investment in the Partnership to take advantage of tax credits. Bond Purchase is a specialized investment company who may be able to take current deductions for future passive losses. We believe that the typical individual investor in the Partnership has little or no passive income and therefore cannot use the passive losses—except on ultimate liquidation of the Partnership. If you as a Limited Partner have not been able to use the losses generated by the Partnership, it is likely you will be able to use your unused passive losses in connection with a liquidation of the Partnership and it therefore may be in your best interest to allow the Partnership to continue its course of selling the assets of the Partnership in order to maximize your investment return. For these reasons, we believe Bond Purchase ’s investment strategy with respect to the units is very different from that of the typical investor in the Partnership.

Affiliation with David L. Johnson

Bond Purchase is controlled by an individual named David L. Johnson. As recently as October 2006, a Nebraska state court judge (Gerald E. Moran) stated in his written order that Park and another entity controlled by Mr. Johnson made tender offers that did not abide by U.S. Securities and Exchange Commission guidance. (Institutional Bond Investors II, L.L.C. v. America First Tax Exempt Investors, L.P., et. al., In the District Court of Douglas County, Nebraska, Doc. 1053, Page 839). Judge Moran also said that there was believable evidence that Mr. Johnson’s company, Institutional Bond Investors II, L.L.C., “employs a business strategy wherein it purchases a small fraction of a company or partnership in order to gain a toehold in the enterprise” and thereafter, Mr. Johnson’s company “attempts to gain access to sensitive business information which, if successful, is then used for exploitation of either the business, its less sophisticated shareholders, or both.”

In March of 2002, a federal court civil jury found that Mr. Johnson committed fraud and breach of fiduciary duty in his dealings with tax credit limited partnerships managed by companies controlled by Mr. Johnson. That same jury also found that Bond conspired to commit fraud, and that Mr. Johnson and Bond Purchase “each acted with malice, oppression or fraud.” In addition to an award of compensatory damages, a $1.6 million punitive damages award was entered against Mr. Johnson, and several companies that Mr. Johnson controlled were ordered by the court to be removed as general partners of the limited partnerships. When Mr. Johnson’s companies refused to comply with the court’s order, the court ordered that they immediately surrender management of the properties and authorized the United States Marshals to assist in the enforcement of the order (National Corporate Tax Credit Fund et al. v. Bond Purchase, L.L.C., et al.).

In April 1998, the Court of Appeals of Missouri ruled that a company owned by Mr. Johnson and his wife had attempted to “play fast and loose with the court” in that company’s maneuvers to increase its voting control over a publicly traded real estate partnership. The court also ruled that Mr. Johnson’s company’s actions “epitomize a lack of good faith in the subject matter of the suit” and that his company “is also barred [from obtaining the requested relief] by its unclean hands.” (State of Missouri ex. Rel. Kelcor, Inc. v. The Nooney Realty Trust, Inc.).

This is the man requesting the meeting and the written consent of a majority of the Limited Partners for the Amendment. We don’t believe it would be in your best interests to attend the meeting or to deliver a consent to Bond Purchase.

THE PARTNERSHIP AND THE GENERAL PARTNERS

Boston Financial Qualified Housing Tax Credits L.P. IV was formed on March 30, 1989 under the laws of the Commonwealth of Massachusetts for the primary purpose of investing, as a limited partner, in other limited partnerships which own and operate apartment complexes, most of which benefit from some form of federal, state or local assistance program and each of which qualifies for low-income housing tax credits.

The General Partners of Fund IV are Arch Street VIII, Inc., which serves as the Managing General Partner, and Arch Street IV Limited Partnership.

Fund IV’s investment portfolio consists of limited partnership interests in seven Local Limited Partnerships, each of which owns and operates a multi-family apartment complex and each of which has generated tax credits. Since inception, Fund IV has generated tax credits, net of recapture, of approximately $1,287 per Limited Partner Unit with an immaterial amount of tax credits generated since 2004. The aggregate amount of net tax credits generated by Fund IV is consistent with the objective specified in Fund IV’s prospectus.

Fund IV originally made investments in 37 local limited partnerships. Fund IV continues to seek opportunities to dispose of its interests in these properties and since January 2006 Fund IV disposed of its interests in seven of these Properties. As of December 31, 2007, Fund IV had sold 30 and retained investments in seven Local Limited Partnerships.

Arch Street IV Limited Partnership’s principal place of business is 101 Arch Street, Boston, Massachusetts 02110-1106, and its telephone number at such address is (617) 439-3911.

The following table describes the apartment complexes owned by local limited partnerships as of December 31, 2007. The table does not reflect apartment complexes that had been sold prior to that date.

Schedule of Properties Owned by Local Limited Partnerships In Which Fund IV had an Investment at December 31, 2007

Name and Location Of Apartment Complex	Number of Rental Units
46th & Vincennes Chicago, IL	28

Bentley Court Columbia, SC	272

Brookscrossing Atlanta, GA	224

Lancaster House North Lancaster, PA	201

Leawood Manor Leawood, KS	254

Sencit Towne House Shillington, PA	200

Town House Apartments Allentown, PA	160

TOTAL:	1,339

The General Partners

The Managing General Partner of Fund IV is Arch Street VIII, Inc., a Massachusetts corporation, an affiliate of MMA Financial, Inc. (“MMA Financial”). MMA Financial and its affiliates provide debt and equity financing to owners of real estate investments and offer investment advisory services to institutional investors, and have assets under management as of today of approximately $16 billion secured by 3,000 properties, containing 320,000 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. The Managing General Partner was incorporated in December 1988. The Investment Committee of MMA Financial’s predecessors approved the initial investments in the original 37 Properties owned by Fund IV. The names and positions of the principal officers and the directors of the Managing General Partner are set forth below.

Name	Position

Gary A. Mentesana	President and Director

Greg Judge	Vice President and Director

Michael H. Gladstone	Vice President, Clerk and Director

The other General Partner of Fund IV is Arch Street IV Limited Partnership, a Massachusetts limited partnership that was organized in December 1988 (“Arch Street IV L.P.”). Arch Street VIII, Inc. is the managing general partner of Arch Street IV Limited Partnership.

The Managing General Partner provides day-to-day management of Fund IV. Such day-to-day management does not include the management of the Properties.

The business experience of each of the persons listed above is described below. There is no family relationship between any of the persons listed in this section.

Gary A. Mentesana, age 43, President and Director.  Mr. Mentesana has been President of the Managing General Partner since October, 2006.  Mr. Mentesana has also been an Executive Vice President of Municipal Mortgage & Equity, LLC (“MuniMae”) since July 2003. He is the Executive in charge of MMA Financial. MMA Financial houses all elements of MuniMae’s affordable Multifamily Finance business and includes three distinct businesses - Tax Credit Equity, Tax Exempt Bond Finance and Taxable lending on Affordable Multifamily Communities. Prior to his appointment as EVP, Mr. Mentesana served as MuniMae’s Chief Capital Officer as well as MuniMae’s Chief Financial Officer. Mr. Mentesana’s tenure with MuniMae began with its predecessor, the SCA Tax-Exempt Fund Limited Partnership, in 1988. Prior to joining the Company, Mr. Mentesana worked for Coopers and Lybrand and was a Certified Public Accountant. Mr. Mentesana graduated from the University of Rhode Island.

Greg Judge, 42, Vice President and Director.  Mr. Judge has been the Vice President of the Managing General Partner since May 1997. Mr. Judge is also responsible for tax credit equity investments and underwriting of equity and debt investments for the Affordable Housing Group of MMA Financial. He joined Boston Financial in 1989. Mr. Judge is a frequent speaker on affordable housing and tax credit industry issues. Mr. Judge is a graduate of Colorado College (BA) and Boston University (MBA).

Michael H. Gladstone, age 51, Vice President, Clerk and Director. Mr. Gladstone has been the Vice President of the Managing General Partner since August 1993. Mr. Gladstone is also responsible for capital transactions work in the Asset Management group of MMA Financial, Inc. He joined Boston Financial in 1985 as the firm’s General Counsel. Mr. Gladstone has lectured at Harvard University and at numerous professional seminars on affordable housing matters and is a member of the Massachusetts Bar. Mr. Gladstone is a graduate of Emory University (BA) and Cornell University (J.D. and MBA).

Fiduciary Duties of the General Partners. The General Partners of Fund IV have fiduciary duties to Fund IV under Massachusetts law in addition to the specific duties and obligations imposed upon them under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partners, in managing the affairs of Fund IV, are expected to exercise good faith and integrity with respect to the affairs of Fund IV, must make full disclosure in their dealings with Fund IV and must disclose to Fund IV any benefit or profit derived by them from any transaction connected with the Fund IV. Under these fiduciary duties, the General Partners are obligated to act in the best interests of Fund IV, especially where consummation of such transactions may result in their interests being opposed to, or not aligned with, the interests of the Limited Partners.

Role of the General Partners. The Managing General Partner generally manages and controls the day to day operations of Fund IV, and has general responsibility and overall authority over matters affecting the interests of Fund IV. The Managing General Partner is responsible for cash management, filing of tax returns, all accounting and recordkeeping, and all communications between Fund IV and the Limited Partners. The General Partners have joint and several liability for Fund IV’s obligations to the extent provided by law.

Role of the Limited Partners. Limited Partners of Fund IV may not participate in management of Fund IV without subjecting themselves to potential liability as a general partner.

Fees Of The General Partners

In accordance with the Partnership Agreement, one or more of the General Partners or their affiliates receive the following fees:

Fund IV is required to pay certain fees to and reimburse certain expenses of the Managing General Partner or its affiliates in connection with the administration of Fund IV and its acquisition and disposition of investments in Local Limited Partnerships. Upon the sale of a property owned by a Local Limited Partnership, the Managing General Partner may be entitled to receive a Subordinated Disposition Fee equal to 1% of the sales price of the property, subject to Sections 4.2.1(i), (ii) and (iii) of the Partnership Agreement, which includes the return to the Limited Partners of their adjusted capital contribution and their 6% return. In addition, the General Partners are entitled to certain partnership distributions under the terms of the Partnership Agreement. Also, an affiliate of the General Partner may receive up to $10,000, subject to the payment of loans and other priority distributions to other local limited partners, from the sale or refinancing proceeds of each Local Limited Partnership, if the affiliate is still a limited partner of the respective Local Limited Partnership at the time of such transaction.

Information regarding the fees paid and expense reimbursements made in the two years ending March 31, 2007 is presented as follows:

Asset management fees. In accordance with the Partnership Agreement, an affiliate of the Managing General Partner is paid an annual fee for services in connection with the administration of the affairs of Fund IV. The affiliate receives the base amount of $5,500 (annually adjusted by the CPI factor) per Local Limited Partnership as the annual Asset Management Fee. Fees earned in each of the two years ended March 31, 2007 are as follows:

	2007	2006

Asset management fees	$100,952	$130,421

Salaries and Benefits Expense Reimbursements. An affiliate of the Managing General Partner is reimbursed for the cost of salaries and benefits expenses incurred for the benefit of Fund IV. The reimbursements are based upon the size and complexity of Fund IV's operations. Reimbursements paid or payable in each of the two years ended March 31, 2007 are as follows:

	2007	2006

Salaries and benefits expense reimbursements	$77,349	$115,879

Cash distributions paid to the General Partners. In accordance with the Partnership Agreement, the General Partners of Fund IV, Arch Street VIII, Inc. and Arch Street IV LP, receive 1% of cash distributions paid to partners. No cash distributions were paid to the General Partners during the years ended March 31, 2007 and 2006. Since March 31, 2007, aggregate cash distributions of $ 155,482 have been paid to the General Partners at the times that corresponding distributions were made to Limited Partners. As of March 31, 2007, $20,593 was payable to an affiliate of the Managing General Partner for Asset Management Fees. During the years ended March 31, 2007 and 2006, Asset Management Fees of $107,148 and $138,173, respectively, were paid out of available cash flow. (Some of these fees were for payment of asset management fees which had been earned prior to 2005 and 2006, but which had not been paid).

Market for the Limited Partner Units

The Limited Partner units are not listed on any national or regional securities exchange and there is no established public trading market for the Limited Partner units. Secondary sales activity for the Limited Partner units has been limited and sporadic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 15, 2007, the following are the only entities known to Fund IV to be the beneficial owner of more than 5% of the Units outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Limited Partner	Bond Purchase, L.L.C. (1) (controlled by David L. Johnson)	10,818 Units	15.9%
Limited Partner	Everest Management LLC	4,354 Units	6.40%
Limited Partner	Anise, LLC (2) (controlled by David L. Johnson)	3,802 Units	5.59%

(1)
A Schedule 13D was filed February 10, 2006 by Bond Purchase, L.L.C. and the following persons with respect to the beneficial ownership of Units in Fund IV: Park G.P., Inc., a Missouri corporation, Paco Development, L.L.C., a Missouri limited liability company, Anise, L.L.C., a Missouri limited liability company, SLCas, L.L.C., a Missouri limited liability company, Everest Housing Investors 2, L.P., an California limited partnership, Everest Properties, Inc., a California corporation, McDowell Investments, L.P., a Missouri limited partnership, MGM Holdings, Inc., a Missouri corporation, David L. Johnson, Sandra L. Castetter, Christopher J. Garlich Trust, a trust, Christopher J. Garlich, as trustee of the Garlich Trust, Jose L. Evans and Denise Evans. The address for Bond Purchase, L.L.C. is 104 Armour, North Kansas City, Missouri 64116. The day-to-day operations of Bond Purchase L.L.C. and Park, G.P., Inc. among others, are controlled by Maxus Properties, Inc., a Missouri corporation. Maxus Properties, Inc. also manages Maxus Realty Trust, Inc. a Missouri corporation. On November 7, 2007, Everest Housing Investors 2, L.P. and Everest Properties, Inc. filed an amendment to the Schedule 13D purporting to remove themselves from the group that had filed the 13D on February 10, 2006.

(2)	The address for Anise, LLC is 1001 Walnut, Kansas City, MO 64106.

The equity securities registered by Fund IV under Section 12(g) of the Act of 1934 consist of 100,000 Units, of which 68,043 were sold to the public. The remaining Units were deregistered by a post-effective amendment to the registration statement, dated February 21, 1990. Holders of Units are permitted to vote on matters affecting Fund IV only in certain unusual circumstances and do not generally have the right to vote on the operation or management of Fund IV.

Arch Street IV LP owns five (unregistered) Units not included in the 68,043 Units sold to the public. Except as described in the preceding sentence, neither Arch Street VIII, Inc., Arch Street IV LP, nor any of their executive officers, directors, principals or affiliates is the beneficial owner of any Units. None of the foregoing persons possess a right to acquire beneficial ownership of Units.

The Managing General Partner does not know of any existing arrangement that might at a later date result in a change in control of Fund IV.

ABOUT THE MEETING AND CONSENT SOLICITATION

Record Date and Outstanding Limited Partner Units

The record date for the Meeting is January 25, 2008. The record date for the consent solicitation is February 15, 2008. At each record date, 68,043 Limited Partner units were held of record by approximately 3,087 Limited Partners.

Each Limited Partner is entitled to one consent for each unit of limited partnership interest held. Accordingly, the number of Limited Partner units entitled to vote with respect to the Proposals is equivalent to the number of Limited Partner units held of record at the record date.

Vote Required

Approval of the Amendment to be voted on by written consent and approval of the resolutions put forth by Bond Purchase to be addressed at the Meeting require an affirmative vote of a majority of the 68,043 outstanding Limited Partner units of Fund IV as of the record date. Accordingly, 34,022 Limited Partner units must be voted at the meeting in favor of the Amendment and resolutions to obtain such a majority.

If you have questions concerning this Information Statement, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
Tel: (212) 929-5500
Call Toll Free: (800) 322-2885
Email: proxy@mackenziepartners.com

Appraisal Rights

Limited Partners will not be entitled to appraisal rights in connection with actions taken at the meeting or consent solicitation requested by Bond Purchase.

Expenses

The costs of organizing the meeting requested by Bond Purchase and preparing and distributing this Information Statement will be paid by the Partnership. The Partnership has retained MacKenzie Partners, Inc. as its information agent. The Managing General Partner or MacKenzie Partners, Inc. will administer the delivery of information regarding the meeting to Limited Partners.

THE SECURITIES AND EXCHANGE COMMISSION, HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INCORPORATION BY REFERENCE

The Partnership is subject to the informational requirements of Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, statements and other information can be inspected and copied. at prescribed rates, from the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, DC, 20549. Such material may also be accessed on the Commission’s web site at http://www.sec.gov.

The following documents filed with the Commission by Fund IV (File No. 000-19765) pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this Supporting Statement:

1.	The Partnership’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007;

2.	The Partnership’s Quarterly Report on Form 10-QSB for the quarters ended June 30, 2007 and September 30, 2007; and

3.	The Partnership’s Current Reports on Form 8-K filed July 26, 2007, October 3, 2007 and October 26, 2007.

A copy of Fund IV’s Annual Report on Form 10-KSB and Quarterly Report on Forms 10-QSB and Current Reports on Form 8-K are available without charge upon written or telephonic request to ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294; or by telephone to (800) 823-4828.

No persons have been authorized to give any information or to make any representations other than as contained in this Information Statement in connection with the solicitations of consents and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Information Statement does not constitute the solicitation of consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Information Statement shall not under any circumstances create an implication that there has not been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.